Exhibit 21

The following is a list of the subsidiaries of the registrant as of February 22, 2011. Each such subsidiary does business under its corporate name.

Subsidiary	Jurisdiction of Incorporation
Afton Chemical Additives Corporation	Virginia
Afton Chemical Asia Pacific LLC	Virginia
Afton Chemical Asia Private Ltd.	Singapore
Afton Chemical Canada Corporation	Canada
Afton Chemical Canada Holdings, Inc.	Virginia
Afton Chemical China Corporation, Pte. Ltd.	Singapore
Afton Chemical Corporation	Delaware
Afton Chemical de Mexico S.A. de C.V.	Mexico
Afton Chemical de Venezuela, C.A.	Venezuela
Afton Chemical GmbH	Germany
Afton Chemical India Private Limited	India
Afton Chemical Industria de Aditivos Ltda	Brazil
Afton Chemical Intangibles LLC	Virginia
Afton Chemical Japan Corporation	Japan
Afton Chemical Japan Holdings, Inc.	Virginia
Afton Chemical Limited	United Kingdom
Afton Chemical S.P.R.L.	Belgium
Afton Chemical Technology (Shanghai) Co. Ltd.	China
Afton Chemical Trading (Beijing) Co. Ltd.	China
Afton Chemical UK Holdings Limited	United Kingdom
Afton Cooper Limited	United Kingdom
EID Corporation	Liberia
Ethyl Asia Pacific LLC	Virginia
Ethyl Canada Holdings, Inc.	Virginia
Ethyl Canada Inc.	Canada
Ethyl Corporation	Virginia
Ethyl Export Corporation	Virginia
Ethyl Interamerica Corporation	Delaware
Ethyl Ventures, Inc.	Virginia
Foundry Park I, LLC	Virginia
Foundry Park II, LLC	Virginia
Gamble’s Hill, LLC	Virginia
Gamble’s Hill Lab, LLC	Virginia
Gamble’s Hill Landing, LLC	Virginia
Gamble’s Hill Third Street, LLC	Virginia
Gamble’s Hill Tredegar, LLC	Virginia
GH Bodell & Co. Limited	United Kingdom
Interamerica Terminals Corporation	Virginia
Libby G. Corporation	Liberia
NewMarket Development Corporation	Virginia
NewMarket Investment Company	Virginia
NewMarket Services Corporation	Virginia
Old Town LLC	Virginia
Polartech (Asia Pacific) Limited	Hong Kong
Polartech Additives (Suzhou) Co. Ltd.	China
Polartech Additives China Holding AG	Switzerland
Polartech Additives Holding AG	Switzerland
Polartech Additives Inc., Canada	Canada
Polartech Eastern Europe Kft.	Hungary
Polartech India PVT Ltd.	India
Polartech Ltd.	United Kingdom
The Edwin Cooper Corporation	Virginia
Servicios Afton de Mexico, S.A. de C.V.	Mexico